EXHIBIT 99.1

LETTER OF TRANSMITTAL

FOR SURRENDER OF CAPITAL STOCK

OF

 INTERMUTE, INC.

Name(s) and Address(es) of Registered Owner(s) (Please correct any errors)	Certificate Numbers	Number of Shares Represented by Certificate
Zoom Telephonics, Inc. 207 South Street Boston, MA 02111	Common Stock Certificate #4	1,500,000
Zoom Telephonics, Inc. 207 South Street Boston, MA 02111	Preferred Stock Certificate #6	52,083

If any certificate(s) representing InterMute, Inc. stock which you own has been lost, stolen or destroyed, you must complete an affidavit of loss and return it with your Letter of Transmittal. Please call Peter M. Moldave, Gesmer Updegrove LLP at (617) 350-6800 to obtain instructions.

The undersigned surrenders Shares (as defined below) of InterMute that are NOT represented by certificates but were acquired through (check the applicable box):

Name(s) and Address(es) of Registered Owner(s) (Please correct any errors)	Source of Shares*	Number of Shares	Aggregate Exercise Price (not needed for Conversion of Debt)
Zoom Telephonics, Inc. 207 South Street Boston, MA 02111	[ ]Non-employee options [ X ]Conversion of debt [ ]Exercise of warrants	92,322
Zoom Telephonics, Inc. 207 South Street Boston, MA 02111	[ ]Non-employee options [ ]Conversion of debt [ X ]Exercise of warrants	46,163	$33,334
	[ ]Non-employee options [ ]Conversion of debt [ ]Exercise of warrants

* Do NOT use this Letter of Transmittal to transmit shares acquired by exercise of stock options if you are an employee; you must use a separate exercise form which provides for the appropriate tax withholding and other matters. You should use this form, even if you are an employee, to transmit shares which you hold in certificate form. This may mean you use two separate letters of transmittal.

Mail or deliver this Letter of Transmittal, together with the certificate(s) representing your InterMute, Inc. stock to:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3T

St. Paul, MN 55107-2292

Facsimile No.:               (651) 495-8087

Telephone No.:             (651) 495-3736

Attention: Robert A. Rainaldo

DO NOT SEND STOCK CERTIFICATES TO INTERMUTE, INC.

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

PLEASE FOLLOW THE ACCOMPANYING INSTRUCTIONS

Ladies and Gentlemen:

As a result of the merger (the “Merger”) effectuated by the Agreement and Plan of Merger (the “Merger Agreement”) dated as of May 9, 2005, by and among Trend Micro Incorporated (“Trend Micro”), Shasta Acquisition Sub, Inc., InterMute, Inc. (“InterMute” or the “Corporation”), Edward D. English, as Stockholder Representative (the “Stockholder Representative”) and U.S. Bank National Association (the “Escrow Agent”), the undersigned surrenders herewith the enclosed certificate(s) of InterMute stock (in proper certificated or uncertificated form) as identified above (the “Shares”) in exchange for the following consideration set forth below(“Merger Consideration”):

For any shares of InterMute Stock (“Stock”) surrendered herewith, the undersigned requests that Trend Micro exchange each share of Stock for a cash payment of approximately $2.32 per share, of which approximately $0.22 per share (each rounded to the nearest cent) shall be held in an escrow for the purpose of providing a fund that can be drawn upon to indemnify Trend Micro for breaches of representations and warranties made by the Corporation in connection with the Merger; and potentially a second payment on or before 18 months following the Closing of the merger if certain milestones described in the Merger Agreement are achieved. In the case of shares acquired upon net exercise of stock options or warrants, the payment will be made NET of the exercise price payable to acquire the shares.

THE UNDERSIGNED UNDERSTANDS THAT COMPLETION AND DELIVERY OF THIS LETTER OF TRANSMITTAL WITH RESPECT TO THE SHARES CONSTITUTES ASSENT TO THE TERMS OF THE MERGER CONSUMMATED PURSUANT TO THE MERGER AGREEMENT REFERRED TO ABOVE AND INVOLVES TAX CONSEQUENCES FOR THE UNDERSIGNED. THE UNDERSIGNED UNDERSTANDS THAT PAYMENT OF ALL TAX OBLIGATIONS INCURRED BY THE UNDERSIGNED AS A RESULT OF THE MERGER AND THE DELIVERY OF THE DELIVERY OF THIS LETTER OF TRANSMITTAL ARE THE RESPONSIBILITY OF THE UNDERSIGNED AND THAT ALL RESPONSIBILITY FOR OBTAINING ADVICE AND PAYMENT FOR SUCH ADVICE IS THE SOLE RESPONSIBILITY OF THE UNDERSIGNED.

The undersigned understands that completion and delivery of this Letter of Transmittal with respect to the Shares constitutes assent to the terms of the Merger consummated pursuant to the Merger Agreement referred to above and constitutes a waiver by the undersigned of any dissenters’ rights with respect to any Shares under the Delaware General Corporation Law, whether or not the undersigned has previously made a written demand upon InterMute and otherwise complied with the dissenters rights provisions of the Delaware General Corporation Law and the California General Corporations Law.

The undersigned understands that the withheld portion of the cash payment (“Escrow Cash”) will be held by Escrow Agent pursuant to the terms of the Merger Agreement and an Escrow Agreement by and among Trend Micro, InterMute, the Escrow Agent and the Stockholder Representative.

In order to induce Trend Micro to deliver the Merger Consideration called for by the Merger Agreement, the undersigned hereby expressly agrees with Trend Micro as follows:

1.        Merger Agreement; Escrow. The undersigned acknowledges receipt of a copy of the Merger Agreement (attached hereto) and the deliverables thereunder. The undersigned has reviewed that document and the terms of the Merger described therein. The undersigned understands that approximately $0.22 of the amount of cash received in exchange for each share of the stock of the cash payment payable to the undersigned will be retained in an escrow account as security for certain indemnity obligations pursuant to the Merger Agreement. The undersigned acknowledges and agrees to be subject to and bound by the terms and conditions of the Merger Agreement specified therein as applicable to stockholders, specifically, Section 2.11 and Article 10 thereof relating to escrow and indemnification.

2.        Representations and Warranties.

(a)      (i) The undersigned is the sole and exclusive record and beneficial owner of the Shares set forth opposite his, her or its name above, free and clear of any claims, liens, pledges, options, rights of first refusal (except as benefit InterMute) or other encumbrances or restrictions of any nature whatsoever (other than restrictions on transfer imposed under applicable securities laws), and there are no agreements, arrangements or understandings to which the undersigned is a party (other than this Letter of Transmittal) involving the purchase, sale or other acquisition or disposition of the Shares owned by the undersigned; (ii) the undersigned has all necessary legal capacity, right, power and authority to execute and deliver this Letter of Transmittal; and (iii) the execution and delivery of this Letter of Transmittal by the undersigned and the consummation of the transactions contemplated hereby will not (A) violate or conflict with any provision of any partnership agreement or other constitutional documents of any undersigned that is constituted as a general or limited partnership, (B) breach, violate or constitute an event of default (or an event which, with the lapse of time or the giving of notice or both, would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under or require any consent or the giving of any notice under any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the undersigned is a party, or by which the undersigned or the Shares held by the undersigned may be bound or result in the creation of any material lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the undersigned pursuant to the terms of any such instrument or obligation, which breach, violation or event of default would have a material adverse effect on the undersigned’s ability to perform the undersigned’s obligations hereunder, or (C) to the undersigned’s knowledge, violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any court or governmental or regulatory body, agency or authority applicable to the undersigned or by which the Shares held by the undersigned may be bound.

(b)      The undersigned has no knowledge of any causes of action or other claims that could have been or in the future might be asserted by the undersigned against InterMute or any of its predecessors, successors, assigns, directors, employees, agents or representatives arising out of facts or circumstances occurring at any time on or prior to the date hereof or in any way relating to any duty or obligation of InterMute. THE UNDERSIGNED HEREBY RELEASES AND FOREVER DISCHARGES INTERMUTE AND TREND MICRO, AND ITS RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, DAMAGES, COSTS, EXPENSES, ACTIONS AND CAUSES OF ACTION, IN LAW OR IN EQUITY, KNOWN OR UNKNOWN, WHICH THE UNDERSIGNED EVER HAD OR NOW HAS AGAINST THE CORPORATION OR TREND MICRO, INCLUDING, BUT NOT LIMITED TO, CLAIMS ARISING OUT OF THE OFFER AND SALE OF CAPITAL STOCK BY INTERMUTE. Notwithstanding the foregoing, the undersigned does not release InterMute from: (i) claims directly resulting from InterMute’s willful misconduct or fraud; (ii) InterMute’s obligations under any agreement to which InterMute and the undersigned is a party, which is intended to remain in effect after the effective time of the Merger and so acknowledged in the Merger Agreement; or (iii) the undersigned’s rights under the Merger Agreement or any Transaction Documents (as that term is defined in the Merger Agreement).

WAIVER OF CALIFORNIA CIVIL CODE § 1542

The undersigned, on behalf of the undersigned, and for each of for the undersigned and the undersigned’s heirs, representatives, attorneys, executors, administrators, predecessors, successors, assigns, directors, employees, agents, representatives successors, and assigns (“Affiliates”), acknowledge that the undersigned has been advised by legal counsel and is familiar with the provisions of California Civil Code § 1542, which provide as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Being aware of said code section, on behalf of the undersigned and the undersigned’s Affiliates, the undersigned acknowledges that the undersigned hereby expressly waives any rights the undersigned, or any of the undersigned’s Affiliates, may have thereunder, as well as under any other statute or common law principal with similar effect.

3.        Stockholder Representative. The undersigned hereby confirms the appointment of Ed English as the Stockholder Representative with the power and authority set forth under Section 2.11 of the Merger Agreement to act on the undersigned’s behalf with respect to any and all claims for indemnification pursuant to Section 2.11 and Article 10 of the Merger Agreement (“Indemnity Claims”) arising under the Merger Agreement.

Certificate(s) must be endorsed and signatures guaranteed if the check tendered for the cash payment of the Shares is to be issued in the name of anyone other than the registered holder or mailed to any person(s) other than the person(s) signing this Letter of Transmittal.

SPECIAL ISSUANCE INSTRUCTIONS

(See Instruction 3 and Instruction 7)

Fill in ONLY if the check is to be issued in a name other than the name appearing above.

Name ______________________________________

(Please Print: First, Middle & Last Name)

Address ____________________________________

(Number and Street)

___________________________________________

(City, State and Zip Code)

___________________________________________

(Tax Identification or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS

(See Instruction 7)

Fill in ONLY if the check is to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown above, or by wire transfer.

[ ]Deliver check(s) to:

Name ______________________________________

(Please Print First, Middle & Last Name)

Address ____________________________________

(Number and Street)

___________________________________________

(City, State and Zip Code)

[ X ]Please send proceeds by wire transfer to:

Bank Name:

Bank Address:

ABA Routing #:

Account Name: .

Account #

Trend Micro hereby reserves the absolute right to reject any certificate(s) representing InterMute stock or any Letter of Transmittal not in proper form or to waive any irregularities or defects in the surrender of any certificate(s) representing InterMute stock delivered in connection herewith, and Trend Micro’ interpretation of the terms and conditions of the Merger Agreement and this Letter of Transmittal with respect to such irregularities and defects shall be final and binding. All authority herein conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding on the heirs, personal representatives, successors or assigns of the undersigned.

PLEASE SIGN HERE	Zoom Telephonics, Inc
By: /s/ Frank B. Manning
X	Frank B. Manning, President & CEO	DATED: June 2 , 2005

(Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) or by person(s) to whom the shares of InterMute stock surrendered have been assigned and transferred as evidenced by endorsements or stock powers transmitted herewith, with signatures guaranteed. If signing is by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, please set forth full title and enclose proper evidence of authority to so act). (See Instruction 2).

(617) 423-1072
(Area Code and Telephone Number)
04-2621506
(Tax Identification or Social Security Number)
Signature(s) Guaranteed by:
(Only if required. See Instruction 3)
(Title of Officer Signing this Guarantee)
(Name of Guaranteeing Firm-Please Print)
(Address of Guaranteeing Firm)

PAYER’S NAME: TREND MICRO INCORPORATED

SUBSTITUTE Form W-9 Payer’s Request for Taxpayer Identification Number	Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	_______________________ Social Security Number OR 04-2621506 Employer Identification Number

Part 2 – Check one of the boxes below. I am (we are) NOT subject to backup withholding under the Internal Revenue Code because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified that I am (we are) subject to backup withholding as a result of failure to report all interest or dividends, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding.

[ X ] Correct ☐ Not Correct

Zoom Telephonics, Inc.

By: /s/ Frank B. Manning_______________________

Frank B. Manning, President & CEO

CERTIFICATION – UNDER PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.

Part 3 ☐ Awaiting Taxpayer Identification Number

For assistance in completing this form, call Peter M. Moldave, at (617) 350-6800 and also see Instruction 8 and the section entitled “Important Tax Information”.

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF THE CASH PAYMENT MADE TO YOU WITH RESPECT TO SHARES OF STOCK SURRENDERED IN CONNECTION WITH THE MERGER. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that because I have not provided a taxpayer identification number, 28% of all reportable payments made to me thereafter will be withheld until I provide a number. If I provide a properly certified taxpayer identification number within 60 days, you will refund the tax if I so request.

_________________________________________ ________________________, 2005 Signature Date

Instructions for Surrendering Shares of InterMute, Inc. Stock

In Exchange for a Cash Payment

1.      General. Please do not send your stock certificate(s) directly to InterMute. The InterMute stock certificate(s), together with this Letter of Transmittal, properly signed and completed, or a facsimile hereof, and any supporting documents (see Instruction 2), should be mailed or otherwise delivered to the addresses listed on the front page. The method of transmitting the InterMute stock certificate(s) is at your option and risk, but if delivery is by mail, registered mail with return receipt requested, properly insured, is suggested.

2.      Signatures. The signature (or signatures, in the case of any certificate(s) owned by two or more joint holders) on this Letter of Transmittal should correspond exactly with the name(s) as written on the face of the InterMute stock certificate(s) surrendered unless the shares described on this Letter of Transmittal have been assigned by the registered holder or holders thereof, in which event this Letter of Transmittal should be signed in exactly the same form as the name(s) of the last transferee(s) indicated on the stock powers attached to or endorsed on the certificate(s). If the “Special Issuance Instructions” box is completed, then the signature(s) on this Letter of Transmittal must be guaranteed as specified in Instruction 3 below.

If this Letter of Transmittal, or any endorsement or stock power required by Instruction 3, is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, the person signing must give his or her full title in such capacity and enclose appropriate evidence of his or her authority to so act. If additional documents are required by Trend Micro, you will be so advised by letter.

3.      Endorsement of Certificate(s); Medallion Guarantee. If the check for the cash payment is to be issued in the same name as the registered holder(s) of the surrendered InterMute stock certificate(s), such certificate(s) need NOT be endorsed or accompanied by separate stock powers and the signature(s) need NOT be guaranteed. If, however, the check for the cash payment is to be issued in a name different from that of the registered holder(s), then (i) the InterMute certificate(s) must be duly endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on such certificate(s), (ii) the signature of endorsement for transfer on such certificate or separate stock powers must be guaranteed by a financial institution that is a member of a Securities Transfer Association approved medallion program such as STAMP, SEMP or MSP, and (iii) the person surrendering such certificate(s) must remit to Trend Micro the amount of any transfer or other taxes payable by reason of the issuance to a person other than the registered holder(s) of the certificate(s) surrendered, or establish to the satisfaction of Trend Micro that such tax has been paid or is not applicable. In such case, the “Special Issuance Instructions” box must be completed and the signature(s) on this Letter of Transmittal must be guaranteed as specified above.

4.      Lost, Stolen or Destroyed Stock Certificates. If any InterMute stock certificates have been lost, stolen or destroyed, please call Peter M. Moldave, at (617) 350-6800 to obtain instructions as to the steps you must take in order to receive your cash payment in accordance with the Merger Agreement.

5.      Inquiries. All questions regarding appropriate procedures for surrendering InterMute stock certificate(s) should be directed to Peter M. Moldave, at (617) 350-6800.

6.      Additional Copies. Additional copies of this Letter of Transmittal may be obtained from Trend Micro at the mailing address set forth on the front page.

7.      Special Issuance and Delivery Instructions. Indicate in Special Issuance Instructions the name and address of the person in whose name the check is to be issued if it is to be issued in the name of someone other than the registered holder. Follow Instruction 3 above. Indicate in Special Delivery Instructions the name and address to which check is to be sent if it is to be sent (i) to someone other than the person(s) signing this Letter of Transmittal, or (ii) to the person(s) signing this Letter of Transmittal at an address other than that appearing on the label on the front page of this Letter of Transmittal or (iii) by wire transfer to the bank account specified above.

8.      Substitute Form W-9. Each stockholder surrendering certificates is required to provide Trend Micro with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9, which is described under “Important Tax Information,” and to indicate whether the stockholder is subject to backup withholding by checking the appropriate box in part 2 of the form. Each stockholder must date and sign the Substitute Form W-9 in the spaces indicated. Failure to provide the information on the form may subject the stockholder to a 28% federal income tax withholding on the cash payment he, she or it is otherwise entitled to receive pursuant to the Merger Agreement. The box in Part 3 of the form may be checked if the stockholder has not been issued a TIN and has applied for a number or intends to apply for in the near future. If the box in

Part 3 is checked and Trend Micro is not provided with a TIN within 60 days, Trend Micro will withhold 28% of the cash payment that the stockholder is otherwise entitled to receive until a TIN is provided to Trend Micro.

IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a stockholder whose shares of InterMute stock are surrendered herewith is required to provide Trend Micro with such stockholder’s current TIN on Substitute Form W-9. If such stockholder is an individual, the TIN is his or her social security number. If Trend Micro is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any cash payment made to such stockholder for other distributions to which the stockholder is entitled with respect to Shares surrendered in connection with the Merger may be subject to backup withholding.

Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that stockholder must submit a Form W-8BEN statement, signed under penalties of perjury, attesting to that individual’s exempt status. Such Form W-8BEN statements can be obtained from Trend Micro.

If backup withholding applies, Trend Micro is required to withhold 28% of the cash payment made to the stockholder with respect to shares of InterMute stock surrendered in connection with the Merger Agreement. Backup withholding is not an additional tax. Rather, the tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund from the Internal Revenue Service may be obtained. Please consult your accountant or tax advisor for further guidance in completing Substitute Form W-9.

Purpose of Substitute Form W-9

To prevent backup withholding on any cash payment made to a stockholder with respect to shares of InterMute stock surrendered in connection with the Merger Agreement, the stockholder is required to notify Trend Micro of his or her correct TIN by completing the Substitute Form W-9 and certifying that the TIN provided on Substitute Form W-9 is correct (or that such stockholder is awaiting a TIN). In addition, the stockholder must complete Part 2 of the Substitute Form W-9, check the appropriate box, and date and sign as indicated.

What Number to Give Trend Micro

The stockholder is required to give Trend Micro the social security number or employer identification number of the record owner of the shares of InterMute stock being surrendered for payment in connection with the Merger Agreement. If the shares are in more than one name or are not in the name of the actual owner, please consult your accountant or tax advisor for additional guidance on which number to report.